EXHIBIT 99.1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATED: May 15, 2026

LMR PARTNERS LLP

By: /s/ Shane Cullinane
Name: Shane Cullinane
Title: Chief Operating Officer

LMR PARTNERS LIMITED

By: /s/ Shane Cullinane
Name: Shane Cullinane
Title: Chief Operating Officer

LMR PARTNERS LLC

By: /s/ Allyson Hanlon
Name: Allyson Hanlon
Title: Deputy General Counsel

LMR PARTNERS AG

By: /s/ Shane Cullinane
Name: Shane Cullinane
Title: Chief Operating Officer

LMR PARTNERS (DIFC) LIMITED

By: /s/ Shane Cullinane
Name: Shane Cullinane
Title: Chief Operating Officer

LMR PARTNERS (IRELAND) LIMITED

By: /s/ Shane Cullinane
Name: Shane Cullinane
Title: Chief Operating Officer

BEN LEVINE

/s/ Ben Levine

STEFAN RENOLD

/s/ Stefan Renold